As filed with the Securities and Exchange Commission on November 4, 2025
Registration No. 333-•

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLARIVATE PLC
(Exact Name of Registrant as Specified in Its Charter)
Jersey, Channel Islands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)
70 St. Mary Axe
London, EC3A 8BE
United Kingdom
+44 207 433 4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Clarivate Analytics (US) LLC
789 East Eisenhower Parkway
Ann Arbor, MI 48108
(734) 761-4700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Daniel P. Gibbons
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Ordinary Shares Warrants	Preferred Shares Purchase Contracts Offered by Clarivate Plc	Debt Securities Units
245,076,317 Ordinary Shares

Offered by Certain Selling Shareholders
Clarivate Plc may from time to time offer and sell ordinary shares, preferred shares, debt securities, warrants, purchase contracts and units. Specific terms of these securities will be provided in supplements to this prospectus.
This prospectus also relates to the resale, from time to time, by one or more selling shareholders identified in this prospectus or in a subsequent prospectus supplement of up to 245,076,317 of our ordinary shares. The selling shareholders named herein include those who acquired their ordinary shares in connection with (i) our December 2021 acquisition of ProQuest, (ii) our October 2020 acquisition of CPA Global, (iii) our February 2020 acquisition of Decision Resources Group and (iv) our May 2019 merger with Churchill Capital Corp.

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “CLVT.” On November 3, 2025, the last reported sale price of our ordinary shares on the NYSE was $3.54.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 5 of our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein, as amended or supplemented from time to time by any risk factors we include in subsequent periodic reports filed with the Securities and Exchange Commission, which are also incorporated by reference herein.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 4, 2025

Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

i

THE COMPANY
We are a leading global provider of transformative intelligence. Our name, Clarivate, is derived from three powerful words: clarity, activate, and innovate. We connect people and organizations to the intelligence they can trust to transform their perspective, their work, and our world. We support the entire innovation lifecycle, from cultivating curiosity to protecting the world’s critical intellectual property assets. Whether it’s providing insights to advance an industry or accelerating the delivery of a critical drug, our vision at Clarivate is to fuel the world’s greatest breakthroughs by harnessing the power of human ingenuity.
We offer enriched data, insights & analytics, workflow solutions, and expert services to our customers in the Academia & Government, Intellectual Property, and Life Sciences & Healthcare end markets.
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Enriched data.   Curated, up-to-date content collections validated by skilled data scientists and domain experts with real-world experience.

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Insights & analytics.   Predictive analytics powered by a unique combination of AI-enabled software paired with human insights, developed and interpreted by PhD level experts.

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Workflow solutions.   Automated, flexible software tools complemented by our enriched data sets and expert analysis tailored to meet specific needs.

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Expert services.   We are home to industry specialists, consultants, and data scientists with deep subject-matter expertise and global experience.

Clarivate Plc is a public limited company incorporated on January 7, 2019 under the laws of Jersey, Channel Islands. Our registered office is located at 4th Floor, St Paul’s Gate, 22-24 New Street, St. Helier, Jersey JE1 4TR. Our principal business offices are located at 70 St. Mary Axe, London EC3A 8BE, United Kingdom, where our main telephone number is +44 207 433 4000. We maintain a website at www.clarivate.com. The information contained in or accessible through our website is not incorporated by reference in, and should not be considered part of, this prospectus.
The terms “Clarivate,” the “Company,” “we,” “us” and “our” refer to Clarivate Plc.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, each time securities are offered by the selling shareholders pursuant to this prospectus, the selling shareholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling shareholders and the terms of the securities being offered. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
In connection with any issuance of securities described herein, we may be required to obtain the prior consent of the Jersey Financial Services Commission.
WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)
Our annual report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 19, 2025;

(b)
Our definitive proxy statement on Schedule 14A, filed with the SEC on March 28, 2025 (solely with respect to those portions incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2024);

(c)
Our quarterly reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 filed with the SEC on April 29, 2025, July 30, 2025, and October 29, 2025, respectively;

(d)
Our current reports on Form 8-K filed with the SEC on February 28, 2025, May 12, 2025, May 19, 2025, June 2, 2025, July 22, 2025, July 30, 2025 (reporting as to the period beginning July 24, 2025), and August 5, 2025; and

(e)
The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on December 22, 2022, as amended by Amendment No. 1 filed with the SEC on September 18, 2023, including any subsequent amendments or reports filed for the purposes of updating such description.

The SEC maintains a website at www.sec.gov, from which you can access the information we have filed electronically with the SEC. You may also request a copy of these filings at no cost, by writing or telephoning the office of the Secretary, Clarivate Plc, 70 St. Mary Axe, London EC3A 8BE, United Kingdom, telephone number +44 207 433 4000.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus (including the documents incorporated by reference herein) includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, or current expectations concerning, among other things, anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs, and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:
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our dependence on third parties, including public sources, for data, information, and other services, and our relationships with such third parties;

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increased accessibility to free or relatively inexpensive information sources;

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our ability to compete in the highly competitive industry in which we operate, and potential adverse effects of this competition;

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our ability to maintain high annual renewal rates;

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our ability to maintain revenues if our products and services do not achieve and maintain broad market acceptance, or if we are unable to keep pace with or adapt to rapidly changing technology, evolving industry standards, macroeconomic market conditions, and changing regulatory requirements;

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changes in government policy positions, including trade policy, spending priorities, or reductions in government programs, government spending, or research funding;

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the success of our Value Creation Plan;

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our loss of, or inability to attract and retain, key personnel;

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the effectiveness of our business continuity plans;

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our ability to derive fully the anticipated benefits from organic growth, existing or future acquisitions, joint ventures, investments, or dispositions;

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our exposure to risk from having operations and employees in Israel;

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our exposure to risk from the international scope of our operations, including potentially adverse tax consequences from the international scope of our operations and our corporate and financing structure;

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the strength of our brand and reputation;

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our level of indebtedness, which could adversely affect our business, financial condition, and results of operations;

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our ability to obtain, protect, defend, or enforce our intellectual property rights;

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our ability to leverage artificial intelligence technologies (“AI”) in our products and services, including generative AI, large language models, machine learning, and other AI tools;

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any significant disruption in or unauthorized access to or breaches of our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyberattacks;

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our use of “open source” software in our products and services;

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our ability to comply with applicable data protection and privacy laws; and

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other factors beyond our control.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, as amended or supplemented from time to time by any risk factors we include in subsequent periodic reports filed with the SEC and incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, in our annual report on Form 10-K for the year ended December 31, 2024, as well as in any updates to those risk factors in subsequent periodic reports filed with the SEC, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt, and other business opportunities.
We will not receive any proceeds from the sale of ordinary shares by any selling shareholder hereunder.

DESCRIPTION OF SHARE CAPITAL
The following description of the material terms of the share capital of Clarivate is qualified by reference to Clarivate’s articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.
General
Clarivate is a Jersey, Channel Islands public limited company. Our affairs are governed by our articles of association and the Companies (Jersey) Law 1991, as amended (the “Jersey Companies Law”). Clarivate’s register of members is kept by Vistra (Jersey) Limited at 4th Floor, St. Paul’s Gate, 22-24 New Street, St. Helier, Jersey JE1 4TR. Our registered office is 4th Floor, St. Paul’s Gate, 22-24 New Street, St. Helier, Jersey JE1 4TR. Our secretary for Jersey law purposes is Vistra Secretaries Limited, located at 4th Floor, St. Paul’s Gate, 22-24 New Street, St. Helier, Jersey JE1 4TR.
Our authorized share capital is an unlimited number of no par value shares of any class. As of September 30, 2025, there were 661,435,069 ordinary shares issued and outstanding.
Ordinary Shares
General
All of the issued and outstanding ordinary shares of Clarivate are fully paid and non-assessable. Certificates representing the outstanding ordinary shares of Clarivate are generally not issued (unless required to be issued pursuant to the articles of association) and legal title to the issued shares is recorded in registered form in the register of members. Holders of ordinary shares of Clarivate have no pre-emptive, subscription, redemption, or conversion rights.
The board of directors may provide for other classes of shares, including series of preferred shares, out of the authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares will have such voting powers (full or limited or without voting powers), designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof as may be determined by the board of directors. When any preferred shares are issued, the rights, preferences, and privileges of holders of ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.
Dividends
The holders of ordinary shares are entitled to such dividends as may be declared by the board of directors of Clarivate, subject to the Jersey Companies Law and the articles of association. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of Clarivate lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Clarivate may not pay a dividend or other distribution unless its directors who are to authorize the dividend or other distribution have made a statutory solvency statement that, immediately following the date on which the dividend or other distribution is proposed to be made, Clarivate will be able to discharge its liabilities as they fall due and, having regard to prescribed factors, Clarivate will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the date on which the dividend or other distribution is proposed to be made (or until Clarivate is dissolved on a solvent basis, if earlier). Dividends and other distributions that are declared will be distributed among the holders of ordinary shares on a pro rata basis.
Voting Rights
Each ordinary share entitles the holder to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any shareholders’ meeting is by way of poll.
A quorum required for a meeting of shareholders requires the presence in person or by proxy of persons holding in aggregate not less than a simple majority of all voting share capital in issue (provided that the minimum quorum for any meeting shall be two shareholders entitled to vote).

A special resolution is required for important matters such as an alteration of capital, removal of directors, merger or consolidation of Clarivate, change of name, change to the memorandum or articles of association, or the voluntary winding up of Clarivate.
An ordinary resolution of the shareholders requires the affirmative vote of a simple majority of the votes cast at a quorate general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a quorate general meeting.
Variation of Rights
The rights attached to any class of shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends, and the like, may be varied only with the sanction of a special resolution passed at a general meeting or by the written consent of the holders of two-thirds of the shares of that class or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares.
Transfer of Ordinary Shares
Subject to the provisions of the articles of association and any applicable agreements with shareholders, any shareholder may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form prescribed by the NYSE, as the designated stock exchange under the articles of association, or as otherwise approved by the board of directors.
In addition, the articles of association prohibit the transfer of shares of Clarivate in breach of the rules or regulations of the NYSE or any relevant securities laws (including the Exchange Act).
Liquidation
On a return of capital on winding up or otherwise (other than on conversion, redemption, or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares of Clarivate shall be distributed among the holders of the ordinary shares of Clarivate on a pro rata basis.
Preferred Shares
Our board of directors is authorized, without action by our shareholders, to designate and issue an unlimited number of preferred shares from time to time in one or more series. Our board of directors can designate the rights, preferences, and privileges of the shares of each series and any qualifications, limitations, or restrictions. Our board of directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of ordinary shares. The issuance of preferred shares, while providing flexibility in connection with possible future financings, acquisitions, and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our ordinary shares, diluting the voting power of our ordinary shares, impairing the liquidation rights of our ordinary shares, or delaying, deferring, or preventing a change in control of our company, which might harm the market price of our ordinary shares.
Directors
Appointment and Removal
The management of Clarivate is vested in its board of directors. The articles of association provide that there shall be a board of directors consisting of no fewer than two and no greater than 14 directors, unless increased or decreased from time to time by the board of directors or by shareholders in a general meeting. So long as shares of Clarivate are listed on the NYSE, the board of directors of Clarivate shall include such number of  “independent directors” as the relevant rules applicable to the listing of such shares on the NYSE require.

Each director nominee stands for election to a term expiring at the following general meeting of Clarivate or until his or her successor is duly elected and qualified.
The directors of Clarivate shall ensure that any individual nominated pursuant to the articles of association and any applicable agreements with shareholders shall be nominated for election as a director at the next general meeting of Clarivate. In respect of any position on the board of directors that is not entitled to be nominated pursuant to the articles of association or any applicable agreements with shareholders, the directors shall have the right to nominate an individual for election as a director at the next general meeting of Clarivate. In both cases, such individual shall be appointed if approved by ordinary resolution at such general meeting. If a vacancy arises on the board of directors, the directors may fill such vacancy in accordance with the terms of the articles of association, any applicable agreements with shareholders, applicable law, and the listing rules of the NYSE.
A director may be removed from office by the holders of ordinary shares by special resolution. In addition, a director may be removed from office by the board of directors by resolution.
The appointment and removal of directors is subject to the applicable rules of the NYSE and to the provisions of the articles of association and any applicable agreements with shareholders.
The detailed procedures for the nomination of persons proposed to be elected as directors at any general meeting of Clarivate are set out in the articles of association.
Indemnification of Directors and Officers
To the fullest extent permitted by law, the articles of association provide that the directors and officers of Clarivate shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.
Alternate Directors
Any director (other than an alternate director) may appoint any other person, including another director, to act in his or her place as an alternate director. No appointment shall take effect until the director has given notice of the appointment to the other directors. A director may revoke his or her appointment of an alternate at any time. No revocation shall take effect until the director has given notice of the revocation to the other directors.
An appointed and acting alternate director shall (a) attend and vote at any board meeting or meeting of a committee of the directors at which the appointing director is not personally present; (b) sign any written resolution of the directors or a committee of the directors circulated for written consent; and (c) generally perform all the functions of the appointing director in his or her absence. An alternate director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate director.
A director who is also an alternate director shall be entitled to a separate vote for each director for whom he or she acts as alternate in addition to his or her own vote. Except as provided in the Company’s articles of association, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his or her own acts and defaults and he or she shall not be deemed to be the agent of the director appointing him or her.
Exclusive Forum
Unless the Company consents in writing to the selection of an alternative forum, the courts of the Island of Jersey are the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of Jersey law or the articles of association or (iv) any action asserting a claim governed by the internal affairs doctrine.

Shareholder Proposals
A proposal may be properly brought before an annual general meeting by any shareholder of the Company who is a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the articles of association and the record date for the determination of shareholders entitled to vote at such annual general meeting, and who complies with the notice and other procedures set forth in the articles of association, which are summarized below. Please see our articles of association for the full procedures.
Shareholder Proposals Other Than Director Nominations
The articles of association set forth requirements for shareholders wishing to propose business other than the nomination of directors at an annual general meeting. An eligible shareholder who follows these procedures is not entitled to have their proposal included in the Company’s proxy statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
For matters other than for the nomination for election of a director to be made by a shareholder, to be timely such shareholder’s notice shall be delivered to the Company at its principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual general meeting. However, if the Company’s annual general meeting occurs on a date more than 30 days earlier or later than the Company’s prior year’s annual general meeting, then the directors will determine a date a reasonable period prior to the Company’s annual general meeting by which date the shareholder’s notice must be delivered and publicize such date in a filing pursuant to the Exchange Act, or via press release. Such publication shall occur at least 14 days prior to the date set by the directors.
To be in proper written form, a shareholder’s notice to the Company must set forth:
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a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;

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the name and address, as they appear on the Company’s register of members, of the shareholder proposing such business and any Associated Person (as defined below);

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the class or series and number of shares of the Company that are held of record or are beneficially owned by such shareholder or any Associated Person and any derivative positions held or beneficially held by the shareholder or any Associated Person;

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whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Associated Person with respect to any securities of the Company;

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any material interest of the shareholder or an Associated Person in such business, including a reasonably detailed description of all agreements, arrangements, and understandings between or among any of such shareholders or between or among any proposing shareholders and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and

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a statement as to whether such shareholder or any Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law and the rules of the designated stock exchange to carry the proposal.

An Associated Person of any shareholder includes:
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any affiliate (as defined in the articles) of, or person acting in concert with, such shareholder,

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any beneficial owner of shares of the Company owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made and

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any person controlling, controlled by, or under common control with a person referred to in the preceding two bullets.

Shareholder’s Nomination of a Director
The articles of association also set forth requirements for shareholders wishing to nominate directors. An eligible shareholder who follows these procedures is not entitled to have their nomination included in the Company’s proxy statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
Subject to the Investor Rights Agreement, for a nomination for election of a director to be made by a shareholder of the Company (other than directors to be nominated by any series of preferred shares, voting separately as a class), such shareholder must:
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be a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the articles of association and the record date for the determination of shareholders entitled to vote at such annual general meeting,

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on each such date beneficially own more than 15% of the issued ordinary shares, and

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have given timely notice thereof in proper written form to the Secretary of the Company.

If a shareholder is entitled to vote only for a specific class or category of directors at a meeting of the shareholders, such shareholder’s right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.
To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the meeting; provided, that if less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
To be in proper written form, a shareholder’s notice to the Secretary must set forth:
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as to each nominating shareholder:

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the information about the shareholder and its Associated Persons; and

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any other information relating to such shareholder that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

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as to each person whom the shareholder proposes to nominate for election as a director:

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all information that would be required if such nominee was a nominating shareholder, as described above, except that such information shall also include the business address and residence address of the person;

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the principal occupation or employment of the person;

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all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

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a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any nominating shareholder and its affiliates and associates, on the one hand, and each proposed nominee, his respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such nominating shareholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the rules of the NYSE.
Other Jersey, Channel Islands Law Considerations
Purchase of Clarivate’s Own Ordinary Shares
Clarivate may not buy back or redeem its shares unless its directors who are to authorize the buyback or redemption have made a statutory solvency statement that, immediately following the date on which the buyback or redemption is proposed to be made, Clarivate will be able to discharge its liabilities as they fall due and, having regard to prescribed factors, Clarivate will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the date on which the buyback or redemption is proposed to be made (or until Clarivate is dissolved on a solvent basis, if earlier).
If the above conditions are met, Clarivate may purchase its ordinary shares in the manner described below.
Subject to the Jersey Companies Law, Clarivate may purchase on a stock exchange its own fully paid ordinary shares pursuant to a special resolution of its shareholders which shall specify the maximum number of shares to be purchased; the maximum and minimum prices which may be paid; and a date, not being later than 5 years after the passing of the resolution, on which the authority to purchase is to expire. On July 27, 2023, shareholders granted approval for us to purchase up to 100 million ordinary shares on or prior to July 26, 2028, as approved by the board of directors, in open-market purchases, at a price to be not less than $1.00 per share nor in excess of $35.00 per share. At our 2025 annual general meeting on May 7, 2025, shareholders granted approval for us to purchase up to 100 million ordinary shares (without giving effect to purchases pursuant to any other resolution) on or prior to May 6, 2030, as approved by the board of directors, in open-market purchases, at a price to be not less than $1.00 per share nor in excess of $35.00 per share.
Subject to the Jersey Companies Law, Clarivate may purchase its own fully paid ordinary shares other than on a stock exchange pursuant to a special resolution of its shareholders, but only if the purchase is made on the terms of a written purchase contract which has been approved in advance by an ordinary resolution of its shareholders. The shareholder from whom Clarivate proposes to purchase or redeem ordinary shares is not entitled to vote in respect of the ordinary shares to be purchased.
Clarivate may fund a redemption or purchase of its own ordinary shares from any source. It cannot purchase its ordinary shares if, as a result of such purchase, only redeemable ordinary shares would remain in issue.
If authorized by a resolution of its shareholders, any shares that Clarivate redeems or purchases may be held by it as treasury shares. Any shares held by Clarivate as treasury shares may be cancelled, sold, transferred for the purposes of or under an employee share scheme, or held without cancelling, selling, or transferring them. Shares redeemed or purchased by Clarivate are cancelled when Clarivate has not been authorized to hold such shares as treasury shares.
Mandatory Purchases and Acquisitions
The Jersey Companies Law provides that where a person has made an offer to acquire a class or all of Clarivate’s outstanding ordinary shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding ordinary shares, that person is then entitled (and may be required) to acquire the remaining ordinary shares. In such circumstances, a holder of any such remaining ordinary shares may apply to the courts of Jersey for an order that the person making such offer not be entitled to purchase the holder’s ordinary shares or that the person purchase the holder’s ordinary shares on terms different to those under which the person made such offer.

Clarivate is not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of Clarivate’s remaining ordinary shares on the same terms as such shareholder’s prior purchase.
Compromises and Arrangements
Where Clarivate and its creditors or shareholders or a class of either of them propose a compromise or arrangement between Clarivate and its creditors or its shareholders or a class of either of them (as applicable), the courts of Jersey may order a meeting of the creditors or class of creditors or of Clarivate’s shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number present and voting at the meeting representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon Clarivate and all the creditors, shareholders, or members of the specific class of either of them (as applicable).
Whether the capital of Clarivate is to be treated as a single or multiple classes of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above, taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.
Jersey Regulatory Matters
The Jersey Financial Services Commission (“JFSC”) will have given and not withdrawn its consent under Article 2 or Article 4 of the Control of Borrowing (Jersey) Order 1958 (as applicable) prior to the issuance of securities described in any prospectus supplement. The JFSC is protected by the Control of Borrowing (Jersey) Law 1947, as amended, against any liability arising from the discharge of its functions under that law.
A copy of this prospectus has been delivered to the Jersey Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and the Jersey Registrar of Companies has given, and has not withdrawn, its consent to its circulation.
It must be distinctly understood that, in giving these consents, neither the Jersey Registrar of Companies nor the JFSC takes any responsibility for the financial soundness of Clarivate or for the correctness of any statements made, or opinions expressed, about Clarivate. If you are in any doubt about the contents of this prospectus, you should consult your stockbroker, bank manager, solicitor, accountant, or other financial advisor.
It should be remembered that the price of securities and the income from them can go down as well as up and that shareholders may not receive, on sale of their shares, the amount that they invested. Nothing in this prospectus or anything communicated by or on behalf of Clarivate to holders or potential holders of any securities to be issued by Clarivate (or interests in them) is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for any such securities (or interests in them) for the purposes of the Financial Services (Jersey) Law 1998.
The directors of Clarivate have taken all reasonable care to ensure that the facts stated in this prospectus are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the prospectus, whether of facts or of opinion. All the directors of Clarivate accept responsibility accordingly.
Enforcement of Civil Liabilities
U.S. laws do not necessarily extend either to us or our officers or directors. We are incorporated under the laws of Jersey, Channel Islands. Some of our directors and officers reside outside of the United States. A majority of the assets of both us and our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process on either us or our officers and directors within the United States, or to enforce against these persons or us, either inside or outside the

United States, a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any state of the United States.
We have appointed Clarivate Analytics (US) LLC, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of the laws of any state of the United States.
A judgment of a U.S. court is not directly enforceable in Jersey, but constitutes a cause of action which may be enforced by Jersey courts provided that:
•
the applicable U.S. courts had jurisdiction over the case, as recognized under Jersey law;

•
the judgment is given on the merits and is final, conclusive, and non-appealable;

•
the judgment relates to the payment of a sum of money, not being taxes, fines, or similar governmental penalties;

•
the defendant is not immune under the principles of public international law;

•
the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;

•
the judgment was not obtained by fraud; and

•
the recognition and enforcement of the judgment is not contrary to public policy in Jersey.

Jersey courts award compensation for the loss or damage actually sustained by the plaintiff. Although punitive damages are generally unknown to the Jersey legal system, there is no prohibition on them either by statute or customary law. Whether a particular judgment may be deemed contrary to Jersey public policy depends on the facts of each case, though judgments found to be exorbitant, unconscionable, or excessive will generally be deemed as contrary to public policy. Moreover, certain defendants may qualify for protection under Protection of Trading Interests Act 1980, an act of the UK extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order, 1983. This Act provides that a qualifying defendant is not liable for multiple damages in excess of that required for actual compensation. A “qualifying defendant” for these purposes is a citizen of the UK and its Colonies (as defined in the Act), a corporation or other limited liability entity organized under the laws of the UK, Jersey, or other territory for whose international relations the UK is responsible, or a person conducting business in Jersey.
Jersey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. It is doubtful that an original action based on U.S. federal or state securities laws could be brought before Jersey courts. In addition, a plaintiff who is not resident in Jersey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Jersey. In addition, Clarivate has been further advised by our legal counsel in Jersey that it is uncertain as to whether the courts of Jersey would entertain original actions or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws.
Material Differences Between Rights of Holders of Clarivate’s Ordinary Shares and Rights of Holders of the Common Stock of Delaware Corporations
Jersey, Channel Islands, companies are governed by the Jersey Companies Law. The Jersey Companies Law differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Jersey Companies Law applicable to Clarivate and, for comparison purposes, the laws applicable to companies incorporated in the state of Delaware and their shareholders.
Corporate law issue	Delaware law	Jersey law
Special Meetings of Shareholders	Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or bylaws.	The Jersey Companies Law does not provide for a shareholder right to put a proposal before the shareholders at the annual general meeting. However,

Corporate law issue	Delaware law	Jersey law

However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.
Under Delaware corporate law, a corporation is required to set a minimum quorum of one-third of the issued and outstanding shares for a shareholders meeting.

under the Jersey Companies Law, shareholders holding 10% or more of the company’s voting rights and entitled to vote at the relevant meeting may require the directors to call a meeting of shareholders. This must be held as soon as practicable but in any case not later than two months after the date of the deposit of the requisition. The requisition shall state the objects of the meeting.
Pursuant to the articles of association, no business may be transacted at any general meeting, other than business that is either:
(a)   specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors (or any duly authorized committee thereof) or pursuant to a requisition of meeting by holders of ordinary shares as aforesaid,
(b)   otherwise properly brought before an annual general meeting by or at the direction of the directors (or any duly authorized committee thereof) or
(c)   otherwise properly brought before an annual general meeting by any holder of ordinary shares who (1) is such a holder of record on both (x) the date of the giving of the notice by such holder provided for in the articles of association and (y) the record date for the determination of holders of ordinary shares entitled to vote at such annual general meeting and (2) complies with the notice procedures set forth in the articles of association.
Under the Jersey Companies Law, the quorum requirements for shareholders meetings can be prescribed in a company’s articles of association. The Clarivate articles of association provide that holders holding in aggregate not less than a simple majority of all voting share capital of Clarivate in issue present in person or by proxy and entitled to vote shall be a quorum, provided that the minimum quorum for any meeting shall be two holders entitled to vote. See “— Voting rights.”

Interested Shareholders Transactions	The Delaware General Corporation Law contains a business combination statute applicable to Delaware	The Jersey Companies Law has no comparable provision. As a result, Clarivate cannot avail itself of the

Corporate law issue	Delaware law	Jersey law

corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned more than 15% of the target’s outstanding voting stock within the past three years.
This has the effect of limiting the ability of a potential acquirer to make a two tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
types of protections afforded by the Delaware business combination statute. However, although Jersey law does not regulate transactions between a company and its significant shareholders, as a general matter, such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Interested Director Transactions
Interested director transactions are permissible and may not be legally voided if:
•
either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital stock entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or

the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.

An interested director must disclose to the company the nature and extent of any interest in a transaction with the company, or one of its subsidiaries, which to a material extent conflicts or may conflict with the interests of the company and of which the director is aware. Failure to disclose an interest entitles the company or a shareholder to apply to the court for an order setting aside the transaction concerned and directing that the director account to the company for any profit.
A transaction is not voidable and a director is not accountable notwithstanding a failure to disclose an interest if the transaction is confirmed by special resolution of shareholders (requiring a two-thirds majority of the shareholders voting) and the nature and extent of the director’s interest in the transaction are disclosed in reasonable detail in the notice calling

Corporate law issue	Delaware law	Jersey law

the meeting at which the resolution is passed.
Although it may still order that a director account for any profit, a court will not set aside a transaction unless it is satisfied that the interests of third parties who have acted in good faith would not thereby be unfairly prejudiced and the transaction was not reasonable and fair in the interests of the company at the time it was entered into.

Cumulative Voting
Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.
The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances.
There are no provisions in relation to cumulative voting under the Jersey Companies Law.
Approval of Corporate Matters by Written Consent
Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of shareholders of a corporation may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take that action at a meeting at which all shareholders entitled to vote were present and voted. In addition, a corporation may eliminate the right of shareholders to act by written consent through amendment to its certificate of incorporation.
All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.
Under the Company’s articles of association, shareholders may not pass a resolution by written consent.
Business Combinations and Asset Sales	With certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.	The Jersey Companies Law allows for the merger of two companies into either one consolidated company or one company merged into another so as to form a single surviving company. The merger or consolidation of two or more companies under the Jersey Companies Law requires the directors of the constituent companies to enter

Corporate law issue	Delaware law	Jersey law

into and to approve a written merger agreement (in certain, but not all, circumstances), which must also be authorized by a special resolution of the shareholders of each constituent company (which as noted above requires the affirmative vote of no less than two-thirds of the votes cast at a quorate general meeting (or such higher threshold as may be set out in a company’s articles of association)). See “— Voting rights” above. In relation to any merger or consolidation under the Jersey Companies Law, unlike dissenting shareholders of a Delaware corporation, dissenting shareholders of a Jersey company have no appraisal rights that would provide the right to receive payment in cash for the judicially determined fair value of the shares. However, under Jersey law, dissenting shareholders may object to the Court on the grounds they are unfairly prejudiced by the merger.
The Jersey Companies Law provides that where a person has made an offer to acquire a class or all of the company’s outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares. In such circumstances, a holder of any such remaining shares may apply to the courts of Jersey for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different than those under which the person made such offer.
In addition, where the company and its creditors or shareholders or a class of either of them propose a compromise or arrangement between the company and its creditors or our shareholders or a class of either of them (as applicable), the courts of Jersey may order a meeting of the creditors or class of creditors or of the company’s shareholders or class of shareholders (as applicable) to be called in such a

Corporate law issue	Delaware law	Jersey law

manner as the court directs. Any compromise or arrangement approved by a majority in number representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon the company and all the creditors, shareholders, or members of the specific class of either of them (as applicable). Whether the capital of the company is to be treated as a single or multiple classes of shares is a matter to be determined by the court.
The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above, taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.
The Jersey Companies Law contains no specific restrictions on the powers of directors to dispose of assets of a company. As a matter of general law, in the exercise of those powers, the directors must discharge their duties of care and act in good faith, for a proper purpose, and in the best interests of the company.

Election and Removal of Directors	Under Delaware corporate law, unless otherwise specified in the certificate of incorporation or bylaws of a corporation, directors are elected by a plurality of the votes of the shares entitled to vote on the election of directors and may be removed with or without cause (or, with respect to a classified board, only with cause unless the certificate of incorporation provides otherwise) by the approval of a majority of the outstanding shares entitled to vote.	As permitted by the Jersey Companies Law and pursuant to the articles of association, directors of Clarivate can be appointed and removed in the manner described in the section headed “— Directors” above.
Fiduciary Duties of Directors	Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily	Under the Jersey Companies Law, a director of a Jersey company, in exercising the director’s powers and discharging the director’s duties, has a fiduciary duty to act honestly and in good faith with a view to the best interests of the company; and a duty of care to exercise the care, diligence, and

Corporate law issue	Delaware law	Jersey law
prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
skill that a reasonably prudent person would exercise in comparable circumstances. Customary law is also an important source of law in the area of directors’ duties in Jersey as it expands upon and provides a more detailed understanding of the general duties and obligations of directors. The Jersey courts view English common law as highly persuasive in this area. In summary, the following duties will apply as manifestations of the general fiduciary duty under the Jersey Companies Law: a duty to act in good faith and in what he or she bona fide considers to be the best interests of the company; a duty to exercise powers for a proper purpose; a duty to avoid any actual or potential conflict between his or her own and the company’s interests; and a duty to account for profits and not take personal profit from any opportunities arising from his or her directorship, even if he or she is acting honestly and for the good of the company. However, the articles of association of a company may permit the director to be personally interested in arrangements involving the company (subject to the requirement to have disclosed such interest).
Under the articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with Clarivate must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his interest; provided that, in exercising any such vote, such director’s duties remain as described above.

Limitations on Director’s Liability and Indemnification of Directors and Officers	A Delaware corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of
The Jersey Companies Law does not contain any provision permitting Jersey companies to limit the liabilities of directors for breach of fiduciary duty.
However, a Jersey company may exempt from liability, and indemnify directors and officers for, liabilities:
•
incurred in defending any civil or criminal legal proceedings where:

Corporate law issue	Delaware law	Jersey law

law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit.
Moreover, these provisions would not be likely to bar claims arising under U.S. federal securities laws.
A Delaware corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in defense of an action, suit, or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

•
the person is either acquitted or receives a judgment in their favor;

•
where the proceedings are discontinued other than by reason of such person (or someone on their behalf) giving some benefit or suffering some detriment; or

•
where the proceedings are settled on terms that such person (or someone on their behalf) gives some benefit or suffers some detriment but in the opinion of a majority of the disinterested directors, the person was substantially successful on the merits in the person’s resistance to the proceedings;

•
incurred to anyone other than to the company if the person acted in good faith with a view to the best interests of the company;

•
incurred in connection with an application made to the court for relief from liability for negligence, default, breach of duty, or breach of trust under Article 212 of the Jersey Companies Law in which relief is granted to the person by the court; or

•
incurred in a case in which the company normally maintains insurance for persons other than directors.

To the fullest extent permitted by law, the articles of association provide that the directors and officers of Clarivate shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.

Variation of Rights of Shares	Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	Under Jersey law and the articles of association, if Clarivate’s share capital is divided into more than one class of shares, we may vary the rights attached to any class (i) without the consent of the holders of the issued shares of that class where such variation is considered by the board of directors of Clarivate not to have a material adverse effect upon such rights or (ii) with either the written consent of the holders of two-thirds of the shares of such class

Corporate law issue	Delaware law	Jersey law
or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.
Appraisal Rights	A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction.	In relation to any merger or consolidation under the Jersey Companies Law, unlike dissenting shareholders of a Delaware corporation, dissenting shareholders of a Jersey company have no appraisal rights that would provide the right to receive payment in cash for the judicially determined fair value of the shares. However, under Jersey law, dissenting shareholders may object to the Court on the grounds they are unfairly prejudiced by the merger and the Court’s powers extend to specifying terms of acquisition different from those of the offer (which could include terms as to price or form of consideration).
Shareholder Suits	Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Under Article 141 of the Jersey Companies Law, a shareholder may apply to court for relief on the ground that the conduct of a company’s affairs, including a proposed or actual act or omission by a company, is “unfairly prejudicial” to the interests of shareholders generally or of some part of shareholders, including at a minimum the shareholder making the application.
Under Article 143 of the Jersey Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Jersey Companies Law), the court may make an order regulating the affairs of a company, requiring a company to refrain from doing or continuing to do an act complained of, authorizing civil proceedings, and providing for the purchase of shares by a company or by any of its other shareholders. There may be customary personal law actions available to shareholders which would include certain derivative and other actions to bring proceedings against the directors of the company as well as the company.
In principle, Clarivate will normally be the proper plaintiff and a class action

Corporate law issue	Delaware law	Jersey law

or derivative action may not be brought by a minority shareholder. However, a minority shareholder can seek in limited circumstances agreement from the court for special dispensation if the shareholder can show:
•
that there are wrongdoers in control of the company;

•
those wrongdoers are using their power to prevent anything being done about it;

•
the wrongdoing is unconscionable and oppressive; and

•
in certain other limited circumstances.

Under our articles of association, unless we consent in writing to the selection of an alternative forum, the courts of the Island of Jersey are the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of Jersey law or the articles of association, or (iv) any action asserting a claim governed by the internal affairs doctrine. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits.

Inspection of Books and Records	All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.
Shareholders of Clarivate will have the right under the Jersey Companies Law to inspect Clarivate’s register of members and, provided certain conditions are met, to obtain a copy. Shareholders of Clarivate will also be able to inspect the minutes of any shareholder meetings.
The register of directors and secretaries must during business hours (subject to such reasonable restrictions as the company may by its articles of association or in general meeting impose, but so that not less than two hours in each business day be allowed

Corporate law issue	Delaware law	Jersey law
for inspection) be open to the inspection of a shareholder or director of the company without charge and, in the case of a public company or a company which is a subsidiary of a public company, of any other person on payment of such sum (if any), not exceeding £5, as the company may require.
Amendments of Governing Documents	Amendments to the certificate of incorporation of a Delaware corporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of incorporation. A provision in the certificate of incorporation requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered, or repealed except by such greater vote. Bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors.	The memorandum of association and articles of association of a Jersey company may only be amended by special resolution passed by shareholders in general meeting or by written resolution passed in accordance with its articles of association.
Dissolution and Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with a dissolution initiated by the board of directors.
Under the Jersey Companies Law and the articles of association, Clarivate may be voluntarily dissolved, liquidated, or wound up by a special resolution of the shareholders. In addition, a company may be wound up by the courts of Jersey if the court is of the opinion that it is just and equitable to do so or that it is expedient in the public interest to do so.
Alternatively, a creditor with a claim against a Jersey company of not less than £3,000 may apply to the Royal Court of Jersey for the property of that company to be declared en désastre (being the Jersey law equivalent of a declaration of bankruptcy). Such an application may also be made by the Jersey company itself without having to obtain any shareholder approval.

DESCRIPTION OF DEBT SECURITIES
The following description of debt securities does not purport to be complete and is subject to and qualified in its entirety by reference to the indenture, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as a holder of our debt securities. All capitalized terms have the meanings specified in the indenture.
As used in this prospectus, debt securities means the debentures, notes, bonds, and other evidences of indebtedness that we may issue separately or upon exercise of a debt warrant from time to time, subject to receipt of the applicable consent from the JFSC. The debt securities may either be senior debt securities or subordinated debt securities. The debt securities we offer will be issued under an indenture between us and a trustee to be named therein. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
As used in this “Description of Debt Securities,” the terms “Clarivate,” “we,” “our,” and “us” refer to Clarivate Plc and do not, unless otherwise specified, include our subsidiaries.
General Terms of the Indenture
The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and, if applicable, in a pricing supplement, and as set forth in the supplemental indenture, board resolution, or officers’ certificate relating to such offering.
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger, and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition, or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.
The applicable prospectus supplement for a series of debt securities that we issue, together with a pricing supplement, if any, will describe, among other things, the following terms of the offered debt securities:
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the title;

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the aggregate principal amount;

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whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

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the price or prices at which the debt securities will be issued;

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the date or dates on which principal is payable;

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the place or places where and the manner in which principal, premium, or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

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interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

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the right, if any, to extend the interest payment periods and the duration of the extensions;

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our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

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conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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the currency or currencies of principal or interest payments;

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the terms applicable to any debt securities issued at a discount from their stated principal amount;

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the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

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if the principal or interest payment amounts are determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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any provisions for the remarketing of the debt securities;

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if applicable, covenants affording holders of debt protection with respect to our operations, financial condition, or transactions involving us; and

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any other specific terms of any debt securities.

The applicable prospectus supplement or pricing supplement, if any, will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.
Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.
Subordination
The prospectus supplement or pricing supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement or pricing supplement, if any. The terms will include, among others, the following:
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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange price; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger, or Sale
We cannot consolidate with or merge into, or convey, transfer, or lease all or substantially all of our properties and assets to, any entity or person unless (1) we will be the continuing entity or (2) the successor entity or person to which our assets are conveyed, transferred, or leased is a corporation, partnership, trust, or other entity that expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control of us, or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following:
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failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

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failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration, or otherwise;

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failure to make sinking fund payments when due;

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failure to perform any other covenant for 90 days after notice that performance was required;

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certain events relating to bankruptcy, insolvency, or reorganization; or

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any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal, or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.
If an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.
Similarly, if an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.
If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.
If an Event of Default relating to events in bankruptcy, insolvency, or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture provides that the trustee shall within 90 days after the occurrence of default (or 30 days after it is known by the trustee) with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
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the holder has previously given to the trustee written notice of default and continuance of that default;

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the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

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the trustee has not instituted the action within 60 days of the request; and

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the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether the officer knows of any default by us in compliance with any condition or covenant of the indenture.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
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by the depositary for such registered global security to its nominee;

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by a nominee of the depositary to the depositary or another nominee of the depositary; or

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by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer, or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
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will not be entitled to have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of Clarivate, the trustee, or any other agent of Clarivate or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising, or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, known as “Euroclear” and Clearstream Banking, société anonyme, Luxembourg, known as “Clearstream,” or with a nominee for the depositary identified in the prospectus supplement or pricing supplement, if any, relating to that series. The prospectus supplement or pricing supplement, if any, relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Discharge, Defeasance, and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption, or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
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we irrevocably deposit with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

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we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.
Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost, or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
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secure any debt securities;

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evidence the assumption by a successor entity or person of our obligations;

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add covenants for the protection of the holders of debt securities;

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add one or more guarantees for the benefit of holders of debt securities;

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cure any ambiguity or correct any inconsistency in the indenture;

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establish the forms or terms of debt securities of any series;

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conform any provision of the indenture to this description of debt securities, the description of the notes included in the applicable prospectus supplement, or any other relevant section of the applicable prospectus supplement describing the terms of the debt securities;

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evidence and provide for the acceptance of appointment by a successor trustee;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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make any change that does not materially adversely affect the right of any holder; and

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comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities.
We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
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extend the final maturity of any debt security;

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reduce the principal amount or premium, if any;

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reduce the rate or extend the time of payment of interest;

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reduce any amount payable on redemption;

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change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

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reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

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modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

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alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

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impair the right to institute suit for the enforcement of any payment on any debt security when due;

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reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or

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modify any provisions set forth in this paragraph.

Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.
The indenture contains limitations on the right of the trustee, should it become a creditor of Clarivate, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Stockholders, Officers, or Directors
The indenture provides that no incorporator and no past, present, or future stockholder, officer, or director, of us or any successor entity or person in their capacity as such shall have any individual liability for any of our obligations, covenants, or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).

DESCRIPTION OF WARRANTS
There are currently no warrants outstanding.
Subject to receipt of the applicable consent from the JFSC, we may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies in which the price of such warrants will be payable;

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the securities or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of any material U.S. federal income tax considerations; and

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any other terms of such warrants, including terms, procedures, and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
Subject to receipt of the applicable consent from the JFSC, we may issue purchase contracts for the purchase or sale of:
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debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices, or such securities or any combination of the above as specified in the applicable prospectus supplement;

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currencies; or

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commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies, or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies, or commodities and any acceleration, cancellation, or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS
Subject to receipt of the applicable consent from the JFSC and as specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, preferred shares, warrants to purchase ordinary shares, debt securities, purchase contracts, or any combination of such securities. The applicable supplement will describe:
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the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer, or exchange of the units.

SELLING SHAREHOLDERS
This prospectus may be used for the resale, from time to time, by the selling shareholders included in the table below and in certain circumstances their transferees or other successors in interest selling shares received from a named selling shareholder after the date of this prospectus, which we refer to collectively as the selling shareholders. The selling shareholders who acquired their ordinary shares (or options to acquire ordinary shares) in connection with our May 2019 merger with Churchill Capital Corp were granted rights to require us to register their ordinary shares for resale under the Securities Act of 1933 pursuant to our Registration Rights Agreement, which is filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2024 and incorporated by reference herein. In connection with our February 2020 acquisition of Decision Resources Group, we provided registration rights to Piramal Enterprises Limited for the ordinary shares received as partial consideration for such acquisition. The selling shareholders who acquired their ordinary shares in connection with our October 2020 acquisition of CPA Global received registration rights under the Registration Rights Agreement. The selling shareholders who acquired their ordinary shares in connection with our December 2021 acquisition of ProQuest received registration rights under Amendment No. 1 to the Registration Rights Agreement, which is filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2024 and incorporated by reference herein.
The following table and accompanying footnotes present information relating to ordinary shares that may be offered and sold from time to time by each selling shareholder pursuant to this prospectus. The percentages in the table below are calculated based on 661,435,069 ordinary shares outstanding as of September 30, 2025.
	Ordinary Shares Beneficially Owned Prior to Any Sale		Ordinary Shares Being Offered Hereby	Ordinary Shares Beneficially Owned Assuming Sale of All Shares Offered Hereby
Beneficial Owner	Number	Percent		Number	Percent
Leonard Green & Partners, L.P.(1)	116,666,507	17.64%	116,666,507	—	—
Onex(2)	42,855,384	6.48%	42,855,384	—	—
Cambridge Information Group(3)	25,972,126	3.93%	23,586,638	2,385,488	*
Partners Group Access 946 L.P.(4)	16,444,070	2.49%	16,444,070	—	—
A-PQ Holdings, LLC(5)	12,259,847	1.85%	12,259,847	—	—
Partners Group Private Equity (Master Fund), LLC(6)	8,345,985	1.26%	8,345,985	—	—
Simon Webster	5,290,227	*	5,290,227	—	—
Sheryl von Blucher	2,809,322	*	2,782,684	26,638	*
Robert N. Snyder	2,487,773	*	2,487,773	—	—
Piramal Enterprises Limited	2,011,618	*	2,011,618	—	—
Michael Klein(7)	1,628,278	*	1,628,278	—	—
Paul Woolf	1,030,384	*	1,030,384	—	—
Mark Nieuwendijk	1,025,158	*	1,025,158	—	—
Mark Best	815,990	*	815,990	—	—
James Gordon Samson	782,774	*	513,571	269,203	*
Matitiahu Shimon Shem-Tov	737,850	*	653,781	84,069	*
AB Beteiligungs GmbH(8)	647,870	*	647,870	—	—
Patrice Durand	646,250	*	646,250	—	—
Melanie Fitzpatrick	540,900	*	540,900	—	—
Alexander Cregan	403,238	*	403,238	—	—
Partners Group – FPP Op. Co., L.P.(9)	396,502	*	396,502	—	—

	Ordinary Shares Beneficially Owned Prior to Any Sale		Ordinary Shares Being Offered Hereby	Ordinary Shares Beneficially Owned Assuming Sale of All Shares Offered Hereby
Beneficial Owner	Number	Percent		Number	Percent
Partners Group Summit VCPV, L.P. Inc.(10)	396,502	*	396,502	—	—
Loic Depelley	276,329	*	276,329	—	—
Karen G. Mills(11)	264,912	*	258,279	6,633	*
Balakrishnan S. Iyer(12)	258,279	*	258,279	—	—
Martin Broughton	258,279	*	258,279	—	—
Forrest Porterfield	257,206	*	257,206	—	—
Isogones SC(13)	245,593	*	245,593	—	—
Vithalle Société de Droit Commun(14)	241,734	*	241,734	—	—
Jane Okun Bomba(15)	231,435	*	50,000	181,435	*
Tyron J. Stading 2016 Grantor Retained Annuity Trust(16)	214,268	*	214,268	—	—
Ronda Sue Majure(17)	191,595	*	13,214	178,381	*
Robert VanHees	187,967	*	187,967	—	—
Andrew Wright(18)	154,837	*	13,214	141,623	*
Ascent Investments(19)	141,036	*	141,036	—	—
Oren Beit-Arie	135,293	*	69,624	65,669	*
Yasemin Agatan(20)	118,108	*	3,607	114,501	*
Anton Wallner	100,949	*	87,168	13,781	*
David Friedman	100,000	*	100,000	—	—
Jim (James) Holmes	96,885	*	96,885	—	—
Omri Gerson	89,275	*	40,690	48,585	*
Ofer Mosseri	73,337	*	35,558	37,779	*
Yair Amsterdam	72,612	*	72,612	—	—
Shlomi Kringel	70,235	*	70,235	—	—
Oded Scharfstein	55,000	*	55,000	—	—
Chris Burghardt	51,827	*	27,699	24,128	*
Régis de Boisé	51,693	*	51,693	—	—
Joachim Kräuter	44,085	*	37,858	6,227	*
Julie Carroll-Davis	43,515	*	25,719	17,796	*
Charles Neral	37,895	*	26,427	11,468	*
Guy Ben-Porat	37,382	*	17,983	19,399	*
James Lynch	35,972	*	12,742	23,230	*
Marian Roberge	34,609	*	34,609	—	—
Lawrence H. Summers	31,133	*	31,133	—	—
Neil MacCormick	30,304	*	9,436	20,868	*
Sonja Bajic	26,225	*	18,172	8,053	*
Kevin Norris	26,087	*	26,087	—	—
Dvir Hoffman	24,626	*	24,626	—	—
Biao Wang	23,783	*	23,783	—	—
Yaniv Cohen	22,859	*	21,029	1,830	*

	Ordinary Shares Beneficially Owned Prior to Any Sale		Ordinary Shares Being Offered Hereby	Ordinary Shares Beneficially Owned Assuming Sale of All Shares Offered Hereby
Beneficial Owner	Number	Percent		Number	Percent
Eyal Kirshner	21,598	*	9,570	12,028	*
Mary Joy Stead	21,372	*	21,372	—	—
Andy Kidle	21,080	*	18,377	2,703	*
Guido Vallosio	20,722	*	20,722	—	—
Hans-Jürgen Wels	20,000	*	20,000	—	—
Yariv Kursh	17,042	*	17,042	—	—
Davide Chiesa	15,481	*	14,723	758	*
Benjamin Kaube	13,997	*	13,997	—	—
Eshkol Amor	11,020	*	11,020	—	—
Toni Nijm	10,100	*	10,100	—	—
Alexander Heck	9,798	*	9,654	144	*
Jan-Eric Reichelt	8,997	*	8,997	—	—
Craig O’Dell	7,740	*	7,740	—	—
Francis Paleno	6,607	*	6,607	—	—
Jeffrey Huntsman	6,607	*	6,607	—	—
Jeffrey Mastendino	6,774	*	5,307	1,467	*
Daniela Sunmonu	5,193	*	5,193	—	—
Nikola Vujic	4,000	*	4,000	—	—
Ido Peled	359	*	359	—	—

*
Less than one percent of total ordinary shares outstanding.

(1)
GEI VII Capri Holdings, LLC (“Holdings”) is the direct holder of record of the ordinary shares, and holds such ordinary shares on behalf of Green Equity Investors VII, L.P. (“GEI VII”), Green Equity Investors Side VII, L.P. (“GEI Side VII”), GEI VII Capri AIV, L.P. (“AIV”), Capri Coinvest LP (“Coinvest”), LGP Associates VII-A LLC (“Associates VII-A”), and LGP Associates VII-B LLC (“Associates VII-B” and together with GEI VII, GEI Side VII, AIV, Coinvest, and Associates VII-A, the “Green Equity Investors”). Of the 116,666,507 ordinary shares held by Holdings on behalf of the Green Equity Investors, (i) GEI VII is the indirect owner of 33,763,998 ordinary shares, (ii) GEI Side VII is the indirect owner of 47,264,079 ordinary shares, (iii) AIV is the indirect owner of 6,234,835 ordinary shares, (iv) Coinvest is the indirect owner of 28,094,163 ordinary shares, (v) Associates VII-A is the indirect owner of 121,171 ordinary shares and (vi) Associates VII-B is the indirect owner of 1,188,261 ordinary shares. As reported by the Green Equity Investors in the GEI VII 13D, voting and investment power with respect to the shares held by the Green Equity Investors is shared. Voting and investment power may also be deemed to be shared with certain affiliated entities and investors whose holdings are included in the above amount. Each of the foregoing entities’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(2)
Includes (i) 15,874,408 ordinary shares held by Onex Partners IV LP, (ii) 784,783 ordinary shares held by Onex Partners IV PV LP, (iii) 109,890 ordinary shares held by Onex Partners IV Select LP, (iv) 453,991 ordinary shares held by Onex Partners IV GP LP, (v) 584,939 ordinary shares held by Onex US Principals LP, (vi) 14,820,116 ordinary shares held by Onex Partners Holdings LLC, (vii) 938,247 ordinary shares held by New PCO A LP, and (viii) 9,289,010 ordinary shares held by Onex Camelot Co-Invest LP. Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the ordinary shares held by (a) each of Onex Partners IV LP, Onex Partners IV PV LP, Onex Camelot Co-Invest LP, Onex Partners IV GP LP and Onex Partners IV Select LP, through Onex Corporation’s ownership of all of the common stock of Onex Partners Canadian GP Inc., which owns all of the equity of (i) Onex Partners IV GP Limited, which is the general partner of Onex Partners IV GP LP, which is the general partner of each of Onex Partners IV LP, Onex Partners IV PV LP and Onex Camelot Co-Invest LP; and (ii) Onex Partners IV GP LLC, which is the general partner of Onex Partners IV Select LP; (b) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP; and (c) Onex Partners Holdings LLC, through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of Onex American Holdings Subco LLC, which is the majority owner of Onex Partners Holdings LLC. In addition, Mr. Schwartz may be deemed to beneficially own the ordinary shares held by New PCo A LP by virtue of his control of New PCo GP Inc., which is the general partner of New PCo A LP. Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation, and as such may be deemed to beneficially own all of the ordinary shares beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1 Canada.
(3)
Includes (i) 8,821,984 shares held by Cambridge Information Group Inc. (“CIG”), (ii) 2,247,510 shares held by Cambridge Information Group I LLC, (iii) 10,489,466 shares held by Cambridge Information Group II LLC, (iv) 4,033,271 shares held by Cambridge Information Group III LLC, (v) 3,417 shares held by CSA GP Corporation, (vi) 238,500 shares held by Snyder 2011 Family Trust U/A/D 3-31-11, and (vii) 137,978 shares held by Andrew M. Snyder. Mr. Snyder, the Chairman of our Board of Directors, is the Chief Executive Officer of and a shareholder in CIG, which acts as a manager of Cambridge Information Group I LLC, Cambridge Information Group II LLC, and Cambridge Information Group III LLC (collectively with CIG and CSA GP Corporation, the “CIG Entities”). CSA GP Corporation is a wholly owned subsidiary of CIG. Mr. Snyder disclaims beneficial ownership of the reported securities held by the CIG Entities except to the extent of his pecuniary interest therein. Mr. Snyder serves as a trustee and is one of the beneficiaries of the Snyder 2011 Family Trust U/A/D 3-31-11 (the “Snyder Family Trust”). Mr. Snyder disclaims beneficial ownership of the reported securities held by the Snyder Family Trust except to the extent of his pecuniary interest therein.

(4)
The general partner of Partners Group Access 946 L.P. is Partners Group Management (Scots) LLP. Susan Taylor and Daniel Stopher are directors of the general partner and have shared voting and dispositive power over these shares. The address of Partners Group Access 946 L.P. is 50 Lothian Road, Festival Square, Edinburgh, Scotland.

(5)
Atairos Group, Inc. is the sole member of A-PQ Holdings. Atairos Partners GP, Inc. is the general partner of Atairos Partners, L.P., which is the sole voting shareholder of Atairos Group, Inc. Michael Angelakis directly or indirectly controls a majority of the voting power of Atairos Partners GP, Inc.

(6)
The investment manager of Partners Group Private Equity (Master Fund), LLC is Partners Group (USA) Inc. Anthony Shontz and David Layton are directors of the investment manager and have shared voting and dispositive power over these shares. The address of Partners Group Private Equity (Master Fund), LLC is 1114 Avenue of the Americas, 37th Floor, New York, NY 10036.

(7)
Includes (i) 743,000 ordinary shares held by Beth Klein 2016 GRAT, (ii) 600,000 ordinary shares held by Beth Klein 2012 Family Trust, and (iii) 258,278 ordinary shares held by Beth Klein.

(8)
Anton Bory exercises voting and dispositive power over these shares.

(9)
The general partner of Partners Group — FPP Op. Co., L.P. is Partners Group Cayman Management II Limited. Iton Khalid and Justin Michael Rindos are directors of the general partner and have shared voting and dispositive power over these shares. The address of Partners Group — FPP Op. Co., L.P. is 1114 Avenue of the Americas, 37th Floor, New York, NY 10036.

(10)
The general partner of Partners Group Summit VCPV, L.P. Inc. is Partners Group Cayman Management II Limited. Iton Khalid and Justin Michael Rindos are directors of the general partner and have shared voting and dispositive power over these shares. The address of Partners Group Summit VCPV, L.P. Inc. is Tudor House, Le Bordage, St Peter Port, Guernsey.

(11)
Includes (i) 129,140 ordinary shares held by Mills Family I, LLC, and (ii) 129,139 ordinary shares held by K&BM LP. Ms. Mills is the managing member of Mills Family I, LLC and the general partner of K&BM LP, and in such capacities has voting and investment power over the shares held by such entities.

(12)
Mr. Iyer, as trustee, has voting and investment power over these shares.

(13)
Olivier Gerardin exercises voting and dispositive power over these shares.

(14)
Régis de Boisé exercises voting and dispositive power over these shares.

(15)
Includes (i) 181,685 ordinary shares held by Jane Okun Bomba and (ii) 49,750 shares held by Jane Okun Bomba Trust U/A DTD 12/20/2018.

(16)
Tyron J. Stading, Trustee, exercises voting and dispositive power over these shares.

(17)
Includes (i) 13,214 ordinary shares held by Ms. Majure and (ii) 178,381 ordinary shares held by Ms. Majure issuable upon the exercise of options.

(18)
Includes (i) 42,524 ordinary shares held by Mr. Wright and (ii) 112,313 ordinary shares held by Mr. Wright issuable upon the exercise of options.

(19)
Yannick Biron exercises voting and dispositive power over these shares.

(20)
Includes (i) 27,402 ordinary shares held by Ms. Agatan and (ii) 90,706 ordinary shares held by Ms. Agatan issuable upon the exercise of options.

PLAN OF DISTRIBUTION
We are registering the offer and sale from time to time by us of our ordinary shares, preferred shares, debt securities, warrants, purchase contracts, and units in one or more offerings. The selling shareholders named in this prospectus are also offering their shares for possible sale from time to time.
The ordinary shares beneficially owned by the selling shareholders covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, transferees, or other successors in interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution, or other non-sale related transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale. Any sales of securities by us or the selling shareholders may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then-prevailing, or at prices related to the then-current market price of our ordinary shares or other securities or in negotiated transactions. We and/or the selling shareholders may sell securities offered by this prospectus using one or more of, or a combination of, the following methods:
•
purchases by a broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the New York Stock Exchange;

•
through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus (as may be supplemented or amended to reflect such transaction) that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale, or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions; and

•
through a combination of any of the above methods of sale.

There can be no assurance that we or the selling shareholders will sell all or any of the securities offered by this prospectus. In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from the registration requirements of the Securities Act may be sold under Rule 144 or pursuant to such other exemption rather than pursuant to this prospectus.
In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the ordinary shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the ordinary shares short and redeliver the shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus.
A selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus, to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates so, in connection with those derivatives, the third parties may sell securities covered by this prospectus and such applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling shareholder or borrowed from any selling shareholder or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from any selling shareholder in settlement of those derivatives to close out any related open borrowings of ordinary shares. The third party in such sale transactions will be an underwriter and will be identified in such applicable prospectus supplement (or a post-effective amendment). In addition, any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by us or the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from us or the selling shareholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, we, the selling shareholders and any underwriters, broker-dealers, or agents who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling shareholders and the compensation of any underwriter, broker-dealer, or agent may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We and/or the selling shareholders may indemnify any underwriter, broker-dealer or agent that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
To the extent required in connection with any particular offer of securities, if required, one or more prospectus supplements will be distributed setting forth the specific securities to be offered and sold, the names of any selling shareholders, the number or amount of the securities being offered, and the terms of any such offering, including the name of any underwriter, dealer, or agent; the purchase price paid by any underwriter; any discount, commission, and other item constituting compensation; any discount, commission, or concession allowed or reallowed or paid to any dealer; and the proposed selling price to the public.

VALIDITY OF SECURITIES
Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. The validity of the ordinary shares and other legal matters as to Jersey law will be passed upon for us by Ogier (Jersey) LLP, St. Helier, Jersey, Channel Islands.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEABILITY OF CIVIL LIABILITIES
Clarivate is a public limited company incorporated under the laws of Jersey, Channel Islands. Some of Clarivate’s directors, executive officers, and persons discharging managerial responsibilities, and certain experts named in this prospectus, reside outside the United States. A majority of Clarivate’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Clarivate or those persons or to enforce against Clarivate or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the U.S., in any action predicated upon civil liability provisions of the federal securities laws of the United States. Both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Jersey. See “Description of Share Capital — Enforcement of Civil Liabilities.”

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.
Amount to Be Paid
Registration fee	$114,057.78†
Printing	*
Legal fees and expenses	*
Trustee fees	*
Rating agency fees	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$—

*
To be provided in one or more prospectus supplements filed hereunder.

†
Previously paid in connection with prior registration statements on Form S-3.

Item 15.   Indemnification of Directors and Officers
To the fullest extent permitted by law, the articles of association provide that the directors and officers of Clarivate shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.
Item 16.   Exhibits and Financial Statement Schedules
(a)
The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed on May 12, 2021)
4.1	Form of Indenture between the Company and the trustee to be named therein (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on June 19, 2020)
4.2	Form of Note (included in Exhibit 4.1)
4.3*	Form of Warrant Agreement
4.4*	Form of Purchase Contract
4.5*	Form of Unit Agreement
5.1	Opinion of Davis Polk & Wardwell LLP
5.2	Opinion of Ogier (Jersey) LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3	Consent of Ogier (Jersey) LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature pages hereof)
25.1*	Statement of Eligibility on Form T-1
107	Filing Fee Table

*
To be provided in an amendment hereto or in a subsequent filing that is incorporated by reference herein.

Item 17. Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on November 4, 2025.
CLARIVATE Plc
By:
/s/ Matitiahu Shem Tov

Name:
Matitiahu Shem Tov

Title:
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matitiahu Shem Tov, Jonathan M. Collins and John K. Doulamis, and each of them, individually, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments hereto, including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on November 4, 2025 in the capacities indicated.
Signature	Title
/s/ Matitiahu Shem Tov Matitiahu Shem Tov	Chief Executive Officer and Director (principal executive officer)
/s/ Jonathan M. Collins Jonathan M. Collins	Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ Michael Easton Michael Easton	Senior Vice President and Chief Accounting Officer (principal accounting officer)
/s/ Andrew M. Snyder Andrew M. Snyder	Director and Chairman of the Board
/s/ Valeria Alberola Valeria Alberola	Director
/s/ Jane Okun Bomba Jane Okun Bomba	Director
/s/ Kenneth Cornick Kenneth Cornick	Director
/s/ Usama N. Cortas Usama N. Cortas	Director
/s/ Suzanne Heywood Suzanne Heywood	Director
/s/ Adam T. Levyn Adam T. Levyn	Director
/s/ Anthony Munk Anthony Munk	Director

Signature	Title
/s/ Dr. Wendell E. Pritchett Dr. Wendell E. Pritchett	Director
/s/ Saurabh Saha Saurabh Saha	Director

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Clarivate Plc, has signed this registration statement in the City of Ann Arbor, Michigan, on the 4th day of November, 2025.
Clarivate Analytics (US) LLC
By:
/s/ John Doulamis

Name:
John Doulamis

Title:
Senior Vice President, General Counsel and Secretary